UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Oaktree Specialty Lending Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT REQUEST REGARDING OUR SPECIAL MEETING PROXY YOUR VOTE IS NEEDED! Our Board of Directors recommends that you respond to this solicitation by voting FOR the proposal described in the previously provided proxy statement. Dear Stockholder, We are pleased to invite you to participate at the Special Meeting of Stockholders of Oaktree Specialty Lending Corporation (“OCSL”), to be held virtually on March 4, 2024 at 10:30 a.m. Pacific Time (1:30 p.m. Eastern Time) at the following website: www.virtualshareholdermeeting.com/ocsl2024sm. Your participation is urgently needed to approve OCSL’s proposal outlined in the proxy materials previously sent to you. We kindly request that you review these materials and cast your vote by proxy in advance of the meeting date to ensure that a quorum is achieved. At the meeting, you will be asked to consider and vote on a proposal to authorize OCSL, with the approval of the Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value (“NAV”) per share, provided that the number of shares issued does not exceed 25% of its then outstanding common stock. While OCSL has no immediate plans to issue any shares of its common stock below NAV, OCSL is seeking stockholder approval now in order to provide flexibility if it desires in the future to issue shares of its common stock below NAV per share, which typically must be undertaken quickly. Your vote and participation are very important to us, no matter how many or few shares in OCSL you own. If you do not vote, the effect is the same as voting against this proposal. We encourage you to review the enclosed proxy materials carefully and vote your shares using any one of the methods described below. Your prompt response will help us meet stockholder approval requirements before the meeting, thereby reducing the risk of postponement and additional solicitation costs. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-844-557-9030. Thank you for your continued support of OCSL. Sincerely, Armen Panossian Mathew Pendo President FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL WWW.PROXYVOTE.COM WITH A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING PROXY QUESTIONS? Please have your proxy card in hand Call 1-800-690-6903 with Vote by scanning the Mark, sign and date Call 1-844-557-9030 when accessing the website. There a touch-tone phone to vote Quick Response Code or your ballot and return are easy-to-follow directions to using an automated system. “QR Code” on the Proxy it in the postage-paid help you complete the electronic Card/VIF enclosed. envelope provided. voting instruction form.

BE THE VOTE THAT COUNTS VOTE BEFORE MARCH 4, 2024 SAMPLE-EPR

Your vote is important—please vote your shares today. The Oaktree Specialty Lending Corporation special meeting will be held virtually on March 4, 2024. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, QR code or mail. 0000 0000 0000 0000 Simply follow the instructions on the enclosed form. For your 0000 0000 0000 0000 convenience, we’ve highlighted where you can find your unique NOTE: This is not an actual Control Number. Please refer to the proxy card for Control Number. If you have any questions or need assistance, your unique Control Number. please call 1-844-557-9030. FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL 0000 0000 0000 0000 WWW.PROXYVOTE.COM WITHOUT A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING 0000 0000 0000 0000 Please have your proxy card in Call 1-844-557-9030 Vote by scanning the Mark, sign and date hand when accessing the website. Monday to Friday, 9:00 a.m. Quick Response Code or NOTE: This is not an actual Control Number. There are easy-to-follow directions to 9:00 p.m. ET to speak with “QR Code” on the Proxy your ballot and return it in the postage-paid Please refer to the voting instruction form to help you complete the electronic a proxy specialist. Card/VIF enclosed. envelope provided. for your unique Control Number. voting instruction form. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.